EXHIBIT 4.1

                        GOTTSCHALKS INC.
          1994 DIRECTOR NONQUALIFIED STOCK OPTION PLAN
                   FOR NON-EMPLOYEE DIRECTORS

     1. Purpose. This Gottschalks Inc. 1994 Director Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan") is intended to provide to each of the directors of Gottschalks Inc. (the "Company") who is not also either an employee or an officer of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company, by granting to such persons options to purchase shares of the Company's common stock (as defined below), subject to the terms and conditions described below. The options granted under this Plan shall be options that are not qualified as "incentive stock options" within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended, (the "Code").

     2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). However, the Committee shall have no authority, discretion or power to select the non-employee directors who will receive options, determine the time at which the non-employee director will receive options, determine the exercise price of such options or set the number of shares to be covered by each option granted to a non-employee director. The Committee shall have no authority, discretion or power to set the period within which the options so granted may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with Section 7 hereof.

        Subject to the foregoing limitations, the Committee shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Committee relating to the Plan shall be final and binding upon the Company, the non-employee directors, as such term is hereinafter defined, and all other persons. No member of the Committee or the Board of Directors of the Company (the "Board") shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan. No director shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

        With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule or rules under the 1934 Act. To the extent any provision of this Plan or action by the Committee or Board fails to so comply, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or Board.

     3. Eligibility. For purposes of this Plan and as used herein, "non-employee director" shall mean an individual who (a) is now, or hereafter becomes, a member of the Board by virtue of an election by the stockholders of the Company, (b) is neither an employee nor an officer of the Company and (c) has not elected to decline to participate in the Plan pursuant to the next succeeding sentence. Notwithstanding any other provision of this Plan, the term non-employee director shall specifically exclude Mrs. Sharon Levy and Mrs. Karen L. Blum, and Mrs. Levy and
Mrs. Blum are not eligible to participate in this Plan. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company within 30 days after his initial election to the Board or, in the case of the directors in office on the Effective Date (as defined in Section 11), within 30 days after the Effective Date, to decline to participate in the Plan.

        For purposes of this Plan and as used herein, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax by the Company under Section 3401 of the Code, and "officer" shall mean an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such.

     4. Stock. The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired Common Stock, par value $0.01 per share (the "Common Stock"). The aggregate number of shares which may be issued under options granted pursuant to this Plan shall not exceed fifty thousand (50,000) shares of Common Stock. The limitations established by the preceding sentences shall be subject to adjustment as provided in Section 5(h) of this Plan.

     5. Terms and Conditions of Options. Each non-employee director shall be granted options to purchase Common Stock under the Plan on the terms and conditions herein described. Each option granted under the Plan to a non-employee director shall be evidenced by a written stock option agreement, which agreement shall be entered into by the Company and the non-employee director to whom the option is granted, and which agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of this Plan as the Committee considers appropriate in each case:

        (a) Non-Employee Director's Agreement. As consideration for the granting of an option under the Plan, each non-employee director shall agree to service as a director of the Company, at the pleasure of the Company's stockholders.

        (b) Grant Date and Number of Shares. Options shall be granted initially as of thirty (30) days following the Effective Date to each existing non-employee director serving the Company as a director on such date. Thereafter, options shall be granted automatically to new non-employee directors serving the Company as directors on the date such new non-employee directors begin serving the Company as directors, subject to the limitations described in this
     Section 5(b) below.

             Each non-employee director serving the Company as a director on the Effective Date shall be granted, as of thirty days following the Effective Date, an option to purchase 5,000 shares of Common Stock. On the date a new non-employee director begins serving the Company as a director, such non-employee director shall be granted an option to purchase 5,000 shares of Common Stock.

        (c) Option Price. The option shall state the option price, which shall be 100% of the fair market value of each share of Common Stock on the date of the grant of the option. For the purposes of this Plan, and as used herein, the "fair market value" of a share of Common Stock is the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the New York Stock Exchange.

        (d) Medium and Time of Payments. The option price shall be payable upon the exercise of the option in cash or by check. Exercise of an option shall not be effective until the Company has received written notice of exercise, specifying the number of whole shares to be purchased, accompanied by payment in full of the aggregate exercise price of the number of shares to be purchased. The Company shall not in any case be required to issue and sell a fractional share of stock. In addition to the foregoing, promptly after demand by the Company, the exercising non-employee director shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise.

        (e) Term and Exercise of Options. Except as provided in Sections 5(f), (g) and (h), the period of time within which an option may be exercised shall be such period of time specified in the option agreement, provided that such period shall in no event extend past the tenth anniversary of the date the option was granted. During the period within which an option is exercisable, it shall be exercisable only in accordance with the terms specified in the option agreement. Anything herein to the contrary notwithstanding, on the tenth anniversary of the date the option was granted, it shall expire and be void with respect to any shares subject thereto which have not been theretofore purchased.

        An option granted to a non-employee director pursuant to this Plan shall first become exercisable in part upon the first anniversary of the grant date of the option; as of and following such first anniversary, the non-employee director may purchase by exercise of such option an aggregate of up to twenty-five percent (25%) of the total number of shares of Common Stock subject to such option; as of and following the second anniversary of such grant date, the non-employee director may purchase by exercise of such option up to an aggregate of fifty percent (50%) of the total number of such shares of Common Stock; as of and following the third anniversary of such grant date, the non-employee director may purchase by exercise of such option up to an aggregate of seventy-five percent (75%) of the total number of such shares of Common Stock; in each case calculated to the nearest full share and, in each case, to the extent such number of shares of Common Stock subject to such option have not been previously purchased. At any time on or after the fourth anniversary of the grant date of such option, until the option expires, such non-employee director may purchase all or any part of the shares of Common Stock subject to such option which have not theretofore been purchased.

        (f) Termination of Directorship Except for Death or Disability. In the event that the non-employee director ceases to be a Company director for any reason other than the non-employee director's death or disability (within the meaning of Section 22(e)(3) of the Code), an option granted hereunder, to the extent not then exercisable in accordance with its terms, shall terminate and be without further effect. To the extent the option is exercisable on the date the non-employee director ceases to be a Company director, it may be exercised by the non-employee director within the ninety-day period following the date the non-employee director ceases to be a Company director, subject however to the condition that no option shall be exercisable after the expiration of ten years from the date such option was granted or such shorter period as may be provided in the option agreement pursuant to Section 5(e) hereof, and such option, to the extent not exercised within said ninety-day period, shall in all events terminate upon the expiration of said ninety-day period.

        (g) Death or Disability of Non-Employee Director and Transfer of Option. If the non-employee director ceases to be a Company director due to the death or disability of the non-employee director, within the meaning of
     Section 22(e)(3) of the Code, an option granted hereunder, to the extent not then exercisable in accordance with its terms, shall terminate and be without further effect. To the extent the option is exercisable on the day of death or disability, it may be exercised at any time within one year after the non-employee director's death or disability (subject to the condition that no option shall be exercisable after the expiration of ten years from the date such option was granted or such shorter period as may be provided in the option agreement in accordance with Section 5(e) hereof) by the non-employee director (or his or her guardian or legal representative) if he has become disabled while a director of the Company, or if he shall die while a director of the Company, by the executors or administrators of the non-employee director's estate or by any person or persons who shall have acquired the option directly from the non-employee director by bequest or inheritance, and such option, to the extent not exercised within said one year period, shall in all events terminate upon the expiration of such one year period.

        (h) Adjustments. If there shall be any change in the Common Stock, through merger, consolidation, recapitalization, reincorporation, stock split, stock dividend, or other change in the capital structure of the Company, that event shall simultaneously, and without any further action by the Committee, cause appropriate adjustments to be made in (a) the number of shares subject to and the exercise price of, outstanding options in order to preserve, but not to increase, the benefits of the non-employee director, so that immediately after such event each non-employee director shall be entitled, upon payment to the Company of the aggregate amount of money provided in the option, to receive that number of shares of Common Stock or other property that he would have received if he had exercised the option in full (without regard to any provisions relating to the dates on which the option becomes exercisable) immediately prior to such event; and (b) the aggregate number of shares of Common Stock subject to this Plan.

        Provided, however, that subject to any required action by the stockholders of the Company, if there shall be a Terminating Event (as hereinafter defined), each non-employee director shall have the right immediately prior to such Terminating Event to exercise his options to the extent not theretofore exercised, whether or not they are then exercisable in the ordinary course of events, unless there is a surviving corporation or a parent or subsidiary corporation thereof that shall assume (with appropriate changes) the outstanding options or replace them with new options of comparable value. The Company shall give reasonable notice to each non-employee director of any Terminating Event. Twenty (20) days after the date such notice is sent, every option or any portion thereof outstanding hereunder shall thereupon terminate, unless there is a surviving corporation or a parent or subsidiary corporation thereof that shall assume (with appropriate changes) the outstanding options or replace them with new options of comparable value. Notwithstanding the foregoing, a merger effected solely for the purposes of reincorporating the Company in a jurisdiction other than that in which the Company is then incorporated shall not be subject to the provisions of this paragraph; provided that all outstanding options are assumed by the surviving corporation.

             For purposes of this Plan, "Terminating Event" shall mean (1) a dissolution or liquidation of the Company;
     (2) the Company's not being the surviving corporation in any merger, consolidation or reorganization; (3) acquisition of eighty percent (80%) or more of the Company's then outstanding voting stock by another corporation or person; or (4) the Company's sale of substantially all of its assets and property to another corporation or person. For purposes of this Plan, if a non-employee director shall cease to be a director of the Company at the same time as the occurrence of a Terminating Event, the Terminating Event shall be deemed to have occurred immediately prior to the time such non-employee director ceases to be a director of the Company.

        (i) Rights as a Stockholder. A non-employee director (or his successor in interest if he be deceased) shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5(h) hereof.

        (j) Modification, Extension and Renewal of Options. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the non-employee director, alter or impair any rights or obligations under any option theretofore granted under the Plan.

        (k) Investment Purpose. Each non-employee director receiving an option pursuant hereto must represent that any shares purchased pursuant to the option will be or are acquired for his own account for investment and not with a view to, or for offer or sale in connection with, the distribution of any such shares; provided, however, that such representation need not be given if (i) the shares to be subject to such option to be granted to such non-employee director have been registered under the Securities Act of 1933 ("Securities Act") and registered or qualified, as the case may be, under applicable state securities laws or (ii) counsel to the Company determines that such registration is not necessary for purposes of compliance with applicable federal and state securities laws. Prior to the purchase of shares of Common Stock upon exercise of an option, or any part thereof, the non-employee director shall give such further representations of an investment or other nature as reasonably required by the Company in order to comply with applicable federal and state securities laws. Furthermore, nothing herein or in any option granted hereunder shall require the Company to issue any shares upon exercise of any option if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any other applicable statute or regulation then in effect. Nothing herein shall prohibit the non-employee director from using any shares acquired pursuant to any option granted hereunder as collateral or security for any debt, loan or other obligation.

        (l) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable.

        (m) Assignability. No option shall be transferable by non-employee director other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the non-employee director only by the non-employee director or, if the non-employee director is legally incompetent, by the non-employee director's legal representative.

     6. Indemnification. Each director ("Indemnified Party") shall be indemnified by the Company against all costs and reasonable expenses, including attorneys' fees, incurred by him in connection with any action, suit or proceeding, or in connection with any appeal thereof, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by such Indemnified Party in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by such Indemnified Party in satisfaction of a judgment in any such action, suit or proceeding, provided that within 60 days after institution of any such action, suit or proceeding such Indemnified Party shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same; and provided further, however, anything contained in the Plan to the contrary notwithstanding, there shall be no indemnification of an Indemnified Party who is adjudged by a court of competent jurisdiction to be guilty of, or liable for, willful misconduct, gross neglect of duty, or criminal acts. The foregoing rights of indemnification shall be in addition to such other rights of indemnification as an Indemnified Party may have as a director of the Company.

     7. Amendment and Termination of the Plan. If not sooner terminated, the Plan shall terminate automatically on the date that is ten (10) years following the Effective Date. No options may be granted hereunder after the termination of the Plan.

        The Board may, from time to time, amend the Plan in any respect whatsoever; provided, however, that without the approval of the stockholders of the Company, no such amendment (i) shall change the number of shares of Common Stock subject to the Plan or the maximum number of shares upon which options may be granted to any non-employee director in any calendar year (other than as provided in Section 5(h)), (ii) shall change the designation of the class of persons eligible to receive options, (iii) shall decrease the price at which options may be granted, or (iv) may be a material amendment of the Plan, within the meaning of Rule 16b-3 under the 1934 Act (or any successor provision at the time in effect), including any amendment which would materially increase the benefits accruing to participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan; and, provided further, no termination or amendment of the Plan shall adversely affect the rights of an non-employee director under an option, except with the consent of such non-employee director. The Board may, with respect to any shares at the time not subject to options, suspend, discontinue or terminate the Plan. Notwithstanding any other Plan provision, Sections 5(b) and 5(c) of this Plan may not be amended more than once every six months except to comport with changes in the Code, the Employee Retirement Income Security Act ("ERISA") or rules thereunder.

     8. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the non-employee director to exercise such option.

     9. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to options will be used for general corporate purposes.

     10. Governing Law. All questions arising with respect to the provisions of the plan shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal statute.

     11. Date Plan is Effective. The Plan shall become effective on the date on which it is duly approved by the stockholders of the Company at a meeting of the stockholders of the Company duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board (the "Effective Date").